First National Bank of Colorado
CHANGE IN TERMS AGREEMENT

Principal $169,960.97	Loan Date 09-01-2006	Maturity 10-01-2006	Loan No 8596443-101A	Call / Coll	Account	Officer 00332	Initials
References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "***" has been omitted due to text length limitations.

Borrower:	SUITESPEED, INC. 2150 6TH STREET, SUITE D BROOMFIELD, CO 80020	Lender:	First National Bank of Colorado Main Office 3033 Iris Avenue Boulder, CO 80301-9032 (303) 544-7999

Principal Amount: $169,960.97	Initial Rate: 9.250%	Date of Agreement: September 1, 2006

DESCRIPTION OF COLLATERAL.   SECURITY AGREEMENT DATED 6/30/2005 COVERING ALL ACCOUNTS RECEIVABLE.

DESCRIPTION OF CHANGE IN TERMS.   30 DAY EXTENSION OF THE EXISTING TERM LOAN.

PROMISE TO PAY.   SUITESPEED, INC. ("Borrower") promises to pay to First National Bank of Colorado ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Hundred Sixty-nine Thousand Nine Hundred Sixty & 97/100 Dollars ($169,960.97), together with interest on the unpaid principal balance from September 1, 2006, until paid in full.

PAYMENT.   Borrower will pay this loan in one principal payment of $169,960.97 plus interest on October 1, 2006. This payment due on October 1, 2006, will be for all principal and all accrued interest not yet paid. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs. Interest on this loan is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE.   The interest rate on this loan is subject to change from time to time based on changes in an independent index which is the highest base rate on corporate loans posted by at least 75% of the nation's 30 largest banks that The Wall Street Journal publishes as the Prime Rate (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 8.250% per annum. The interest rate to be applied to the unpaid principal balance during this loan will be at a rate of 1.000 percentage point over the Index, rounded to the nearest 0.001 percent, resulting in an initial rate of 9.250% per annum. NOTICE: Under no circumstances will the interest rate on this loan be more than the maximum rate allowed by applicable law.

PREPAYMENT; MINIMUM INTEREST CHARGE.   In any event, even upon full prepayment of this Agreement, Borrower understands that Lender is entitled to a minimum interest charge of $25.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty ail or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Agreement, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: First National Bank of Colorado, Main Office, 3033 Iris Avenue, Boulder, CO 80301-9032.

LATE CHARGE.   If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $30.00, whichever is greater.

INTEREST AFTER DEFAULT.   Upon default, including failure to pay upon final maturity, the interest rate on this loan shall be increased by adding a 5.000 percentage point margin ("Default Rate Margin"). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT.   Each of the following shall constitute an Event of Default under this Agreement:

Payment Default.   Borrower fails to make any payment when due under the Indebtedness.

Other Defaults.   Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties.   Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to perform Borrower's obligations under this Agreement or any of the Related Documents.

False Statements.   Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency.   The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings.   Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor.   Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the Indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness evidenced by this Note. In the event of a death, Lender, at its option, may, but shall not be required to, permit the guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

Change In Ownership.   Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change.   A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity.   Lender in good faith believes itself insecure.

LENDER'S RIGHTS.   Upon default, Lender may declare the entire unpaid principal balance under this Agreement and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES.   Lender may hire or pay someone else to help collect this Agreement if Borrower does not pay. Borrower will pay Lender the reasonable costs of such collection. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including without limitation attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER.   Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

CHANGE IN TERMS AGREEMENT
Loan No: 8596443-101A	(Continued)	Page 2

GOVERNING LAW.   This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the Jaws of the State of Colorado without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of Colorado.

CHOICE OF VENUE.   If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Boulder County, State of Colorado.

RIGHT OF SETOFF.   To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future, However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

COLLATERAL.   Collateral securing other loans with Lender may also secure this loan. To the extent collateral previously has been given to Lender by any person which may secure this Indebtedness, whether directly or indirectly, it is specifically agreed that, to the extent prohibited by law, all such collateral consisting of household goods will not secure this Indebtedness. In addition, if any collateral requires the giving of a right of rescission under Truth in Lending for this Indebtedness, such collateral also will not secure this Indebtedness unless and until all required notices of that right have been given.

ARBITRATION.   Borrower and Lender agree that all disputes, claims and controversies between them whether individual, joint, or class in nature, arising from this Agreement or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association in effect at the time the claim is filed, upon request of either party. No act to take or dispose of any Collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any Collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the Collateral, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Agreement shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

CONTINUING VALIDITY.   Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, (including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR NOTE.   PROMISSORY NOTE 8596443-101A DATED 3/10/2004 IN THE AMOUNT OF $300,000.00.

SUCCESSORS AND ASSIGNS.   Subject to any limitations stated in this Agreement on transfer of Borrower's interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Borrower, Lender, without notice to Borrower, may deal with Borrower's successors with reference to this Agreement and the indebtedness by way of forbearance or extension without releasing Borrower from the obligations of this Agreement or liability under the Indebtedness.

MISCELLANEOUS PROVISIONS.   If any part of this Agreement cannot be enforced, this fact will not affect the rest of the Agreement. Lender may delay or forgo enforcing any of its rights or remedies under this Agreement without losing them. Borrower and any other person who signs, guarantees or endorses this Agreement, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Agreement are joint and several.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

CHANGE IN TERMS SIGNERS:

SUITESPEED, INC.

By:	/s/ Michael S. Wasik
MICHAEL S. WASIK, President of SUITESPEED, INC.

NOTICE AND CONSENT TO CHANGE IN TERMS AGREEMENT BY GUARANTOR

Principal $169,960.97	Loan Date 09-01-2006	Maturity 10-01-2006	Loan No 8596443-101A	Call / Coll	Account	Officer 00332	Initials
References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "***" has been omitted due to text length limitations.

Borrower:	SUITESPEED, INC. 2150 6TH STREET, SUITE D BROOMFIELD, CO 80020	Lender:	First National Bank of Colorado Main Office 3033 Iris Avenue Boulder, CO 80301-9032 (303) 544-7999

GUARANTOR:

MICHAEL S. WASIK
2925 N TORREYS PEAK DRIVE
SUPERIOR, CO 80027

TRG INCORPORATED
755 S HWY 105 #C
PALMER LAKE, CO 80133

1. DEFINITIONS.  In this Notice, these terms have the following meanings:

A. Pronouns. The pronouns "I", "me" and "my" refer to all persons or entities signing this Notice, individually and together with their heirs, successors and assigns. "You" and "your" refer to the Lender, with its participants or syndicators, successors and assigns, or any person or company that acquires an interest in the Modification or Prior Obligation.

B. Change in Terms. Change in Terms refers to the Change in Terms Agreement dated 9/1/2006 and executed by you and the Borrower.

C. Prior Obligation. Prior Obligation refers to the Borrower's existing agreement to pay you money, dated 3/10/2004.

D. Guaranty. Guaranty refers to my previous agreement to absolutely and unconditionally promise to pay you and guarantee to you the full and prompt payment of the Prior Obligation.

2. NOTICE TO GUARANTOR.  I acknowledge that the Borrower has requested a Change in Terms to the terms of the Prior Obligation and that you have agreed to modify the Prior Obligation, subject to the terms and conditions contained in the Change in Terms Agreement.

3. CONSENT BY GUARANTOR.  I unconditionally consent to the Change in Terms Agreement. Except to the extent that the Change in Terms Agreement expressly modifies the terms and conditions of the Prior Obligation, I acknowledge that the terms and conditions of the Prior Obligation and the Guaranty continue in full force and effect.

SIGNATURES. I agree to the terms contained in this Notice. I also acknowledge receipt of a copy of this Notice.

GUARANTOR:

/s/ Michael S. Wasik
MICHAEL S WASIK
Individually

TRG INCORPORATED

/s/ Michael S. Wasik
MICHAEL WASIK, CEO.

First National Bank of Colorado	555 17th Street, Suite 750 Denver, CO 80202 Tel 303.308.3860 www.fnbonline.com

September 14, 2006

MikeWasik
RoomLinX and/or Suitespeed Inc
2150 6th Street Unit N
Broomfield, Colorado 80020

RE:    Extension of existing Loan for RoomLinX and/or Suitespeed Inc #8596443-101

Dear Mike,

This letter is to inform you that the 1 year extension of the above referenced note has been approved and we are working on the loan documentation currently. We anticipate being able to close this extension prior to 9/30/2006.

The basic terms of the extension include a maturity date of 9/30/2007 with no other changes in existing loan payment terms, covenants or interest rate structure. If you have any questions please feel free to contact me at 303-308-3865.

Sincerely,

/s/ Len Koch
Len Koch
Vice President
Manager Denver Corporate